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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

              DATE OF REPORT JULY 29, 1997 (DATE OF EARLIEST EVENT
                                    REPORTED)

                      GREENSTONE ROBERTS ADVERTISING, INC.

             (Exact name of registrant as specified in its charter)

                        Commission file number 000-17468

NEW YORK                                                       11-2250305
(State or other jurisdiction of                             (IRS  Employer
 Incorporation or organization)                           Identification  No.)

ONE HUNTINGTON QUADRANGLE
SUITE 1C14
MELVILLE, NEW YORK                                               11747
(Address of principal executive offices)                      (Zip Code)



                                 (516) 249-2121
               Registrant's telephone number, including area code
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Item 5.            OTHER EVENTS

         The Company's Common Stock is listed on the National Association of Securities Dealer's Automated Quotations System (the "NASDAQ System"). Under the NASDAQ rules, to continue listing on the NASDAQ System, a company must have and maintain, among other things, a minimum bid price per share of $1.00.

         As of June 18, 1997, the date of the related Proxy Statement, the Company was in compliance with all of the NASDAQ requirements, except the requirement for a minimum bid price of $1.00 per share. The Board of Directors determined that continued listing of the Company's Common Stock on the NASDAQ System is in the best interests of the holders of the Common Stock.

         On April 18, 1997 NASDAQ wrote the Company requiring the Company to submit by July 18, 1997 a plan to comply with the minimum bid price requirement. To prevent the Common Stock from being delisted from the NASDAQ System due to the minimum price requirement of $1.00 per share, the Board of Directors determined to ask that the Company's stockholders approve a proposal that would authorize the Board of Directors to cause to be filed an amendment to the Certificate of Incorporation to effect a reverse 1-for-10 stock split ("Reverse Stock Split"). Such shareholder approval was granted July 29, 1997 .

         The Company is currently authorized to issue 31,000,000 shares of Common Stock, of which at the close of business on June 12, 1997 10,600,000 were issued (including 3,146,082 shares of treasury stock) and 7,453,918 shares were outstanding. With the Reverse 1-for-10 Stock Split, the number of authorized shares remain the same, but the number of shares issued and outstanding decreased to approximately 1,060,000 issued shares and approximately 745,400 outstanding shares. With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of Common Stock of the Company before and after the Reverse Stock Split remain the same.

         The result of the Reverse Stock Split is that stockholders of the Company who own ten (10) or more shares of Common Stock will receive one share of new Common Stock for each ten (10) shares of Common Stock held at the time of the Reverse Stock Split, and one additional share in lieu of the issuance of fractional shares of new Common Stock. Stockholders of the Company who own fewer than ten (10) shares of Common Stock on July 29, 1997 will be entitled to receive one (1) Share of new Common Stock in lieu of receiving fractional shares resulting from the Reverse Stock Split.

        On July 29, 1997 the Company filed an amendment to its Certificate of Incorporation with the New York Secretary of State, and the Reverse Stock Split became effective with that filing.



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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

       (C) EXHIBITS


         1.    Amendment to Certificate of Incorporation




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Greenstone Roberts Advertising, Inc.

                               By:  /s/  Leonard Schrift
                                  Name:  Leonard Schrift
                                  Title: Executive Vice President
                                  and Chief Financial Officer

Date: July 29, 1997




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                                  EXHIBIT INDEX

EXHIBIT               DESCRIPTION OF EXHIBIT
   1.         Amendment to Certificate of Incorporation




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